EXHIBIT 99.1

Concurrent Reports 2012 First Quarter
Financial Results

ATLANTA, GA — November 1, 2011 — Concurrent (NASDAQ: CCUR), a global leader in video and media data solutions, today announced financial results for its fiscal first quarter ended September 30, 2011.

Revenue for the fiscal 2012 first quarter was $12.9 million compared with $15.5 million in the comparable period in fiscal 2011.

Gross margin for the fiscal 2012 first quarter was 56% compared with 55% for the same period last year.  Operating expenses amounted to $9.8 million, compared with $9.5 million in the prior-year period.

The company reported a net loss of $2.6 million, or $0.31 per share, in the first quarter of fiscal 2012, compared with a net loss of $1.2 million, or $0.14 per share, in the same quarter of the prior fiscal year.  At September 30, 2011, the company had cash and short-term investments of $29.7 million. Concurrent has no debt.

“These results are clearly disappointing, especially given the positive video market dynamics and our recent customer wins. The impact was principally due to significantly reduced spending levels from two of our core North American MSO customers, and a delay in product acceptance with a major new customer.  While the revenue shortfall in the quarter is not necessarily unique to Concurrent, it illustrates the importance we place on diversifying our overall base of customers,” commented Dan Mondor, the company’s President and Chief Executive Officer.  “Looking forward, our line of sight has improved on specific projects with our top customers and we expect to recognize revenue from recent customer wins. As such, we are cautiously optimistic about the coming quarters while we believe customers will continue to closely manage their spending.”

Recent Company Highlights

•	Announced the launch of Concurrent’s new eFactor product suite with Internap, the company’s first global Internet CDN customer;

•	Signed an agreement with Kabel Deutschland, Germany’s largest cable provider, representing Concurrent’s largest new customer in Europe for multi-screen video delivery;

•
Completed the initial MDAS implementation for Rogers Communications in Canada for deployment across their entire footprint, giving Rogers a comprehensive view of their customers’ viewing experience for all broadband video offerings.

Conference Call Information

Concurrent will hold a conference call to discuss its 2012 first quarter financial results today, Tuesday, November 1, at 4:30 p.m. ET, which will be broadcast live at www.ccur.com, under the “Investors” section.  The call can be accessed live by dialing 1- 877-777-1968 and entering pass code 111101.  A webcast of the live call as well as a replay will also be available at www.ccur.com.

About Concurrent

Concurrent (NASDAQ: CCUR) is a global leader in multi-screen video delivery, media data management, and monetization. Built on a solid foundation of Emmy Award-winning technology, Concurrent’s solutions provide consumers with ubiquitous access to content on any screen and provide media stakeholders with a holistic view of the consumer video experience. Concurrent supplies customers across the entire media ecosystem (cable, telecommunications, wireless, web, advertising, and content supplier industries) with enterprise-level CDN technology, multi-screen video delivery, monetization, media data collection and logistics solutions. Concurrent’s video solutions are built upon a rich heritage of high-performance real-time technology, which also powers solutions for the defense, aerospace, automotive and financial industries. Concurrent has offices in North America, Europe and Asia. Visit www.ccur.com for further information and follow us on Twitter: www.twitter.com/Concurrent_CCUR.

Safe Harbor Statement

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of video business to capture new business; fluctuations and timing of large video orders; doing business in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products;  rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provided by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of video solutions products; our ability to satisfy the financial covenants in the Revolver; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macro-economic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; earthquakes, tsunamis and other natural disasters in which our customers and suppliers operate; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed with the Securities and Exchange Commission (SEC) on August 30, 2011, and may be discussed in subsequent filings with the SEC. The risk factors discussed in the Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

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For more information, contact:

Investor Relations:	Media Relations:
Kirk Somers, Executive VP of Corporate Affairs	Arketi Group
(678) 258-4000	Mike Neumeier, APR
investor.relations@ccur.com	(404) 929-0091 ext. 210
mneumeier@arketi.com
PondelWilkinson Inc.
Rob Whetstone
(310) 279-5963
rwhetstone@pondel.com

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended September 30,
	2011	2010

Revenues:
Product	$6,784	$9,351
Service	6,104	6,195
Total revenues	12,888	15,546

Cost of sales:
Product	2,770	4,253
Service	2,837	2,788
Total cost of sales	5,607	7,041

Gross margin	7,281	8,505

Operating expenses:
Sales and marketing	4,302	4,050
Research and development	3,580	3,358
General and administrative	1,903	2,054
Total operating expenses	9,785	9,462

Operating loss	(2,504)	(957)

Other income, net	13	28
Loss before income taxes	(2,491)	(929)

Income tax provision	109	282

Net loss	$(2,600)	$(1,211)

Basic net loss per share	$(0.31)	$(0.14)

Diluted net loss per share	$(0.31)	$(0.14)

Basic weighted average shares outstanding	8,488	8,368

Diluted weighted average shares outstanding	8,488	8,368

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	September 30,	June 30,
	2011	2011

Revenues:
Product	$6,784	$8,426
Service	6,104	6,667
Total revenues	12,888	15,093

Cost of sales:
Product	2,770	3,552
Service	2,837	3,085
Total cost of sales	5,607	6,637

Gross margin	7,281	8,456

Operating expenses:
Sales and marketing	4,302	4,630
Research and development	3,580	3,453
General and administrative	1,903	2,191
Total operating expenses	9,785	10,274

Operating loss	(2,504)	(1,818)

Other income (expense), net	13	(51)
Loss before income taxes	(2,491)	(1,869)

Provision for income taxes	109	(516)

Net loss	$(2,600)	$(1,353)

Basic net loss per share	$(0.31)	$(0.16)

Diluted net loss per share	$(0.31)	$(0.16)

Basic weighted average shares outstanding	8,488	8,438

Diluted weighted average shares outstanding	8,488	8,438

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	September 30,	June 30,
	2011	2011
	(unaudited)

ASSETS
Cash and cash equivalents	$24,067	$27,814
Short-term investments	5,600	5,497
Trade accounts receivable, net	8,454	8,033
Inventories	4,007	3,847
Prepaid expenses and other current assets	3,071	1,888
Total current assets	45,199	47,079

Property, plant and equipment, net	4,860	4,754
Intangible assets, net	2,340	2,565
Other long-term assets	1,440	1,588
Total assets	$53,839	$55,986

LIABILITIES
Accounts payable and accrued expenses	$7,788	$7,534
Deferred revenue	8,573	9,266
Total current liabilities	16,361	16,800

Long-term deferred revenue	4,207	3,655
Revolving bank line of credit, non-current	-	-
Other long-term liabilities	4,014	4,052
Total liabilities	24,582	24,507

STOCKHOLDERS' EQUITY
Common stock	86	85
Additional paid-in capital	207,385	207,116
Accumulated deficit	(179,128)	(176,528)
Treasury stock, at cost	(255)	(255)
Accumulated other comprehensive income	1,169	1,061
Total stockholders' equity	29,257	31,479
Total liabilities and stockholders' equity	$53,839	$55,986